OPERATING AGREEMENT
                                       OF
                            CKRUSH DISTRIBUTION, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

     THIS OPERATING AGREEMENT (this "Agreement") is made effective as of January 1, 2006 by and between English Distribution, LLC, a Florida limited liability company ("English Distribution"), as Manager and as Member (as those terms are defined below) and Ckrush Entertainment, Inc., a Delaware corporation ("Ckrush"), as a Member (each of English Distribution and Ckrush is referred to individually as a "Member" and collectively as the "Members").

                                   Background

     A. Ckrush Distribution, LLC (the "Company") was organized as a Delaware limited liability company by the filing of its Certificate of Formation on September 21, 2005 with the Secretary of State of the State of Delaware.

     B. The parties have agreed to organize and operate the Company as a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

                                    Article I
                                  Defined Terms

     The  following   capitalized  terms  shall  have  the  respective  meanings specified in this Article. Other terms not defined in this Agreement shall have the meaning specified in the Act.

     "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

     "Affiliate" means (a) a Person directly or indirectly controlling, controlled by or under common control with another Person; (b) a Person owning or controlling ten percent (10%) or more of the outstanding voting securities or beneficial interests of another Person; (c) an officer, director, partner or member of the immediate family of an officer, director or partner of another Person; and/or (d) any affiliate of any such Person.

     "Agreement" means this Operating Agreement, as amended from time to time, including each exhibit hereto.

     "Assignee" means a Person who has acquired an Economic Interest in the Company but is not a Member.

     "Capital Account" means the account to be maintained by the Company for each Interest Holder in accordance with the following provisions:

     (a) An Interest Holder's Capital Account shall be credited with the amount of money and fair market value of any property contributed to the Company (net of liabilities secured by such property that the Company either assumes or to which such property is subject), the amount of any Company unsecured liabilities assumed by the Interest Holder and the Interest Holder's allocable share of Profit; and

     (b) An Interest Holder's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Interest Holder (net of liabilities secured by such distributed property that the Interest Holder either assumes or to which such property is subject), the amount of any unsecured liabilities of the Interest Holder assumed by the Company and the Interest Holder's allocable share of Loss.

If any Interest is transferred pursuant to the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest.

     "Cash  Flow"  means all cash  derived  from the  operations  of the Company
(including interest received on reserves and cash withdrawn from reserves) without reduction for any non-cash charges, but less cash used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Majority Vote.

     "Code" shall have the meaning set forth in Section 4.1.

     "Common Member" means a Member holding Common Membership Units.

     "Common Membership Units" means a membership interest with voting rights.

     "Company" means the limited liability company formed in accordance with this Agreement.

     "Contribution" means any money, property or services rendered, or a promissory note or other binding obligation to contribute money or property, or to render services as permitted in this Agreement or by law, which a Member contributes to the Company as capital in that Member's capacity as a Member pursuant to this Agreement or any other agreement between the Members, including an agreement as to value.

     "Economic Interest" means a Person's right to share in the income, gains, losses, deductions, credit or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in management, or any right to information concerning the business and affairs of the Company. In the event that a Person who is not a Member holds an Economic Interest, the provisions of this Agreement that give economic rights to Members shall also be construed to give the same rights to such Persons holding Economic Interests, based on the determination of such Person's Percentage (as defined below in this Section).

     "Interest" means either an Economic Interest or a Membership Interest.

     "Interest Holder" means any Person who holds an Interest, whether as a Member or as an Assignee of a Member.

     "Involuntary Withdrawal" has the meaning set forth in Section 6.3.

     "Majority Vote" means the vote of greater than fifty percent (50%) of the Common Membership Units entitled to vote. In the event of a deadlock, the Members shall agree on a third party to resolve the deadlock. In the event that the Members are unable to agree on a third party to resolve the deadlock within five (5) days of the deadlock, then each group of Members shall appoint a third party of its choice, and such appointed third parties shall appoint an independent third party to resolve the deadlock.

     "Manager" shall mean English Distribution, or any other person or entity that is appointed as a Manager by a Majority Vote.

     "Member" means any person who executes a counterpart of this Agreement as a Member and any Person who subsequently is admitted as a Member of the Company, but only for the period of time that such Person is an Interest Holder of a Membership Interest.

     "Membership Interest" means a Member's rights in the Company, collectively, including the Member's Economic Interest, any right to vote or participate in management and any right to information concerning the business and affairs of the Company.

     "Negative Capital Account" means a Capital Account with a balance of less than zero.

     "Notice" shall have the meaning set forth in Paragraph 9.2.

     "Percentage" means the economic percentage of equity ownership in the Company that is owned by an Interest Holder, which is determined by a quotient, the numerator of which is either (a) in the case of a Member, the number of Units held by such Member, or (b) in the case of an Economic Interest held by a person that is not a Member, the total number of Units that such Person would have if the Person holding the Economic Interest were a Member, and the denominator of which is equal to the sum of (x) total number of Units held by all Members, plus (y) in the event that there are any Economic Interests held by Persons that are not Members, the total number of Units that would be outstanding if the Person(s) holding the Economic Interest(s) were Members. The initial Percentage of each Member is set forth on Exhibit A hereto.

     "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

     "Pool" has the meaning set forth in Section 5.3.

     "Positive Capital Account" means a Capital Account with a balance greater than zero.

     "Profit" and "Loss" shall have the definitions set forth in Section 4.1 below.

     "Regulation" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

     "Transfer" means, when used as a noun, any sale, hypothecation, pledge, assignment, disposal, loan, gift, levy or other transfer, and, when used as a verb, to sell, hypothecate, pledge, assign, dispose, loan, gift, levy or otherwise transfer. "Transferee" means the Person receiving the Transfer.

     "Units" means the Common Membership Units and any other units of Membership Interests approved by the unanimous vote of the Members and issued by the Company.

                                   Article II
                    Formation and Name; Office; Purpose; Term

     2.1. Organization. The parties hereby organize a limited liability company pursuant to the Act and the provisions of this Agreement. The Company has caused the Certificate of Formation to be prepared, executed and filed with the Secretary of State of the State of Delaware.

     2.2. Name of the Company. The name of the Company is Ckrush Distribution, LLC.

     2.3. Purpose. The Company is organized to engage in any lawful act or activity for which a limited liability company may be organized under the Act, in particular the international distribution of feature length motion pictures. In furtherance of the foregoing, each of English Distribution (including its Affiliates) and Ckrush (including its Affiliates) agrees that to the extent any such party acquires the right to international distribution of feature length motion pictures (each, a "Distribution Right"), English Distribution (and/or its Affiliates) and Ckrush (and/or its Affiliates), as the case may be, will, to the extent not prohibited, contribute or assign the Distribution Right to the Company such that the Company will have the exclusive right to exploit the Distribution Right. Notwithstanding anything to the contrary contained in the foregoing, neither party will be required to so contribute or assign the Distribution Right if such Distribution Right is required to be retained or otherwise dealt with to obtain financing for a feature length motion picture.

     2.4. Term. The Company's existence began upon filing of the Certificate of Formation with the Secretary of State of the State of Delaware on September 21, 2005, and shall continue in existence until dissolved as provided by this Agreement or the Act. This Agreement is effective as of January 1, 2006. Notwithstanding anything to the contrary contained herein, English Distribution and Ckrush agree that on or before February 15, 2009, unless otherwise agreed in writing by English Distribution and Ckrush, the Company shall not enter into any additional agreements to distribute new films. If English Distribution and Ckrush fail to agree upon the entering into of additional agreements to distribute new films, the Company shall engage solely in completing the distribution agreements it is then a party to and all activities related thereto.

     2.5. Principal Place of Business. The Company's principal place of business shall be located at 336 West 37th Street, Suite 410, New York, New York 10018, or at any other place that the Majority Vote shall designate.

     2.6. Members. The name, present mailing address, taxpayer identification number and number of Units of each Member are set forth on Exhibit A hereto, as amended from time to time.

                                   Article lII
                       Members; Capital; Capital Accounts

     3.1. Initial Contributions. Upon the execution of this Agreement, the Members shall contribute to the Company the respective amounts set forth on Exhibit A hereto.

     3.2. No Additional Contributions. No Member shall be required to contribute any additional capital to the Company and no Member shall have personal liability for any obligation of the Company except as expressly provided by law. In the event that the Company requires additional capital, each member shall have the right to contribute, pro-rata, such amount in order to maintain its Percentage in the Company.

     3.3. No Interest on Contributions. Interest Holders shall not be paid interest with respect to Contributions.

     3.4. Return of Contributions. Except as otherwise provided in this Agreement, no Interest Holder shall have the right to receive the return of any Contribution or withdraw from the Company, except upon dissolution of the Company.

     3.5. Form of Return of Capital. If an Interest Holder is entitled to receive the return of a Contribution, the Company may distribute in lieu of money, notes or other property having a value equal to the amount of money distributable to such Person.

     3.6. Capital Accounts. A separate Capital Account shall be maintained for each Interest Holder.

     3.7. Loans and Other Business Transactions. A Member may, if approved by a Majority Vote (excluding such Member), at any time make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree. Members may also transact other business with the Company and, in doing so, they shall have the same rights and be subject to the same obligations arising out of any such business transactions as would be enjoyed by and imposed upon any Person, not a Member, engaged in a similar business transaction with the Company.

                                   Article IV
              Profit, Loss, Distributions and Expense Reimbursement

     4.1. Definitions. When used in this Agreement, the following terms shall have the meanings set forth below:

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Treasury Regulations.

     "Company Minimum Gain" shall have the meaning ascribed to the term "Partnership Minimum Gain" in the Treasury Regulations Section 1.704-2(d).

     "Member Nonrecourse Debt" shall have the meaning ascribed to the term "Partner Nonrecourse Debt" in Treasury Regulations Section 1.704-2(b)(4).

     "Member   Nonrecourse   Deductions"  shall  mean  items  of  Company  Loss,
deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt.

     "Profits" and "Losses" mean the income, gain, loss, deductions, and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with the method of accounting at the close of each fiscal year employed on the Company's information tax return filed for federal income tax purposes.

     "Nonrecourse Liability" shall have the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

     "Treasury Regulations" shall mean the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

     4.2. Allocation of Profit or Loss.

     4.2.1. Allocation of Profits. The Profits of the Company shall be allocated to the Interest Holders in proportion to each Interest Holder's Units as set forth on Exhibit A hereto.

     4.2.2. Allocation of Losses. The Losses of the Company shall be allocated to the Interest Holders in proportion to their positive Capital Account balances. Notwithstanding the previous sentence, Loss allocations to a Member shall be made only to the extent that such Loss allocations will not create a Negative Capital Account balance for that Member in excess of an amount, if any, equal to such Member's share of Company Minimum Gain that would be realized on a foreclosure of the Company's property. Any Loss not allocated to a Member because of the foregoing provision shall be allocated to the other Members (to the extent the other Members are not limited in respect of the allocation of Losses under this Section 4.2.2). Any Loss reallocated under this Section 4.2.2 shall be taken into account in computing subsequent allocations of income and Losses pursuant to this Article IV, so that the net amount of any item so allocated and the income and Losses allocated to each Member pursuant to this
Article IV, to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to this Article IV if no reallocation of Losses had occurred under this Section 4.2.2.

     4.3. Special Allocations. Notwithstanding Section 4.2:

     4.3.1. Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, in subsequent fiscal years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain that is allocable to the disposition of Company property subject to a Nonrecourse Liability, which share of such net decrease shall be determined in accordance with Treasury Regulations
Section 1.704-2(g)(2). Allocations pursuant to this Section 4.3.1 shall be made in proportion to the amounts required to be allocated to each Member under this
Section 4.3.1. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(t). This Section 4.3.1 is intended to comply with the minimum gain chargeback requirement contained in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

     4.3.2. Chargeback of Minimum Gain Attributable to Member Nonrecourse Debt. If there is a net decrease in Company Minimum Gain attributable to a Member Nonrecourse Debt, during any fiscal year, each Member who has a share of the Company Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Treasury Regulations Section 1.704-2(1)-(5)) shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, in subsequent fiscal years) in an amount equal to that portion of such Member's share of the net decrease in Company Minimum Gain attributable to such Member Nonrecourse Debt that is allocable to the disposition of Company property subject to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Treasury Regulations Section 1.704-2(1)-(5)). Allocations pursuant to this Section 4.3.2 shall be made in proportion to the amounts required to be allocated to each Member under this Section 4.3.2. The items to be so allocated shall be determined in accordance with Treasury Regulations
Section 1.704-2(1)(4). This Section 4.3.2 is intended to comply with the minimum gain chargeback requirement contained in Treasury Regulations Section 1.704-2(1)-(4) and shall be interpreted consistently therewith.

     4.3.3. Nonrecourse Deductions. Any nonrecourse deductions (as defined in Treasury Regulations Section 1.704-2(b)(1)) for any fiscal year or other period shall be specially allocated first to the extent of Profit allocations and subsequently to the Interest Holders in proportion to their positive Capital Account balances.

     4.3.4. Member Nonrecourse Deductions. Those items of Company Loss, deduction, or Code Section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Treasury Regulations Section 1.704-2(i).

     4.3.5. Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates a Negative Capital Account in excess of such Member's share of Company Minimum Gain, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such Negative Capital Account as quickly as possible. Any special allocations of items of income and gain pursuant to this Section 4.3.5 shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article IV so that the net amount of any item so allocated and the income, gain, and Losses allocated to each Member pursuant to this Section 4.3.5 to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article IV if such unexpected adjustments, allocations, or distributions had not occurred.

     4.4. Code Section 704 (c) Allocations. Notwithstanding any other provision in this Article IV, in accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder, income, gain, Loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of Profits, Losses, or other items of distributions pursuant to any provision of this Agreement.

     4.5. Distribution of Assets and Cash Flow by the Company. Distributions to Interest Holders shall be made to Interest Holders in proportion to their respective number of Units.

     4.6. Liquidation and Dissolution. Upon liquidation of the Company, the assets of the Company shall be distributed to the Interest Holders in accordance with Section 4.5 hereto. No Interest Holder shall be obligated to restore a Negative Capital Account.

     4.7. General.

     4.7.1. Timing and Amount of Distributions. Except as otherwise provided in this Agreement, distributions shall be made on a monthly basis. Except as otherwise provided in this Agreement, the amount of all distributions shall be determined by the Majority Vote. The Members shall use good faith commercially reasonable efforts to meet monthly to discuss and determine the amount of distributions. Notwithstanding the foregoing, or anything else in this Article 4, in the event that the Company has a positive taxable income for federal income tax purposes, the Company shall distribute to its Interest Holders, on a pro-rata basis, based on their respective Percentages, within ninety (90) days of the end of the taxable year, an amount equal to the product of (a) the aggregate amount of Company's taxable income for the year and (b) the highest individual federal and New York State tax rate (including any surtax on high income taxpayers) for such year.

     4.7.2. Distributions in Kind. If any assets of the Company are distributed in kind to the Interest Holders, those assets shall be valued on the basis of their fair market value, and any Interest Holder entitled to any interest in those assets shall receive that interest as a tenant-in common with all other Interest Holders so entitled. Unless the Members otherwise agree, the fair market value of the assets shall be determined by an independent appraiser who shall be selected by the Majority Vote. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.2 and shall be properly credited or charged to the Capital Accounts of the Interest Holders prior to the distribution of the assets in liquidation pursuant to Section 4.6.

     4.7.3. Persons of Record. All Profit and Loss shall be allocated and all distributions shall be made, to the Persons shown on the records of the Company to have been Interest Holders as of the last day of the taxable year for which the allocation or distributions are to be made. Notwithstanding the foregoing, unless the Company's taxable year is separated into segments, if there is a Transfer or an Involuntary Withdrawal during the taxable year, the Profit and Loss shall be allocated between the original Interest Holder and the successor on the basis of the number of days each was an Interest Holder during the taxable year; provided, however, the Company's taxable year shall be segregated into two or more segments in order to account for Profit, Loss or proceeds attributable to any extraordinary non-recurring items of the Company.

     4.8. Expense Reimbursement. (a) English Distribution shall be reimbursed by the Company for fifty percent (50%) of the expenses incurred by English Distribution on behalf of the Company which expenses are set forth in Exhibit B hereto. The foregoing reimbursement shall be made out of (i) proceeds, commissions and broker fees received by the Company from sales and licensing of films and/or (ii) capital contributions to the Company.

     (b) English Distribution and Ckrush have each incurred expenses in anticipation of the formation of the Company at AFM during the period November 2nd through November 9th 2005 and which expenses are set forth in Exhibit C hereto (collectively, the "AFM Expenses"). English Distribution and Ckrush agree that the AFM Expenses shall be repaid from the expense allocation of the films
(i) "Beer League", (ii) "TV The Movie", (iii) "National Lampoon's Pledge This" and (iv) other National Lampoon titles which the Company is distributing as follows:


   Film                                Percentage of AFM Expenses to be Recouped
   ----                                -----------------------------------------
   "Beer League"                                         23.33%
   "TV The Movie"                                        23.33%
   "National Lampoon's Pledge This"                      23.33%
    Other "National Lampoon" titles                      30.00%

Each of English Distribution and Ckrush will be paid pro rata to the amounts due them, respectively, from such expense allocations. By way of example, if English Distribution has advanced $80 of the AFM Expenses and Ckrush has advanced $20 of the AFM Expenses, the first $100 available for distribution from such expense allocations shall be paid as follows: $80 to English Distribution and $20 to Ckrush. Notwithstanding the foregoing, English Distribution and Ckrush may agree in writing upon different percentage allocations to apply to the aforementioned films.

                                    Article V
                      Management: Rights, Powers and Duties

     5.1. Management and Powers. In entering this Agreement it is the intent of each Member that the Manager shall manage the Company. Accordingly, unless otherwise limited by the Certificate of Formation or this Agreement, the Manager shall have full, complete and exclusive authority, power and discretion to manage and control the affairs of the Company and to perform any and all acts or activities customary or incident to the management of the Company's business. A Manager may be removed or replaced only by the Majority Vote. Notwithstanding any other provision of this Agreement, the Manager may not, without the approval and consent of the Majority Vote, take any of the following actions:

     5.1.1 decide to continue the business of the Company after dissolution of the Company;

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
     5.1.2 approve the issuance of additional Membership Interests or Transfer of a Membership Interest;

     5.1.3 amend the Certificate of Formation or this Agreement;

     5.1.4 merge the Company, or sell all or substantially all of the assets of the Company;

     5.1.5 enter into any agreement or other transaction with an Affiliate of a Member;

     5.1.6 become liable for or guaranty any indebtedness;

     5.1.7 enter into an agreement for the disposition of rights for any motion picture distributed by the Company;

     5.1.8 adopt or approve the Company's  annual or individual  project budget;
or

     5.1.9 incur expenses in excess of $70,000 in the aggregate (which amount includes the pro-rated monthly amount of the Company's budget but does not include the budgeted amounts for film festivals or film marketing materials, which amounts are to be reimbursable from such films) per quarter on behalf of the Company in connection with the Company's business.

     Each convention budget must be mutually agreed upon in advance by English Distribution and Ckrush.

     5.2. Meeting of and Voting by Members.

     5.2.1. Calling of Meetings. A meeting of the Members may be called at any time by any Member. Meetings of Members shall be held at the Company's principal place of business, or at any other place mutually agreed by the Majority Vote, designated by the Member or Members calling the meeting. Not less than ten (10) nor more than sixty (60) days before each meeting, the Member or Members calling the meeting shall give Notice of the meeting to each Member entitled to vote at the meeting. The Notice shall state the time, place, and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to Notice may waive Notice, either before or after the meeting, by executing a waiver of such Notice or by appearing at and participating, in person or by proxy, in their meeting. Unless this Agreement provides otherwise, at a meeting of Members, the presence in person or by proxy of a Majority Vote constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by the Member's duly authorized attorney-in-fact.

     5.2.2. Telephonic Meetings. The meeting of the Members may be held through the use of conference telephone or similar communications equipment provided that all Members participating in such a meeting can hear and be heard by all other participants. Participation in such a meeting constitutes presence in person at such meeting.

     5.2.3. Approval by Members. Except as otherwise provided in this Agreement, the Majority Vote of all Members present at the meeting in person and by proxy shall be required to approve any matter coming before the Members.

     5.2.4. Action by Written Consent. In lieu of holding a meeting, the Members may take action by written consent specifying the action to be taken, which consent must be executed and delivered to the Company by the Majority Vote. Any such approved action shall be effective immediately. The Company shall give prompt Notice to all Members of any action approved by Members by less than unanimous consent.

     5.3. Personal Service. No Member shall be required to perform services for the Company, solely by virtue of being a Member, unless otherwise provided for in an employment agreement, or other agreement, between such Member and the Company, or an Affiliate of the Company.

     5.4. Ckrush Representative. The individual entitled to act on behalf of Ckrush with respect to Ckrush's Membership Interest shall be determined, from time to time, by Ckrush and notified to English Distribution in writing by the President of Ckrush.

     5.5. Duties Of Parties.

     5.5.1. Time. The Members shall devote such time to the business and affairs of the Company as such Member deems appropriate for the furtherance of the Company's business, or as set forth in any other agreement signed by such Member and the Company.

     5.5.2. No Restriction on Other Activities. Except as otherwise expressly provided for herein or in any employment agreement or other agreement between the Company (or any Affiliate) and any Member, nothing in this Agreement shall be deemed to restrict in any way the rights of any Member, or of any Affiliate of any Member, to conduct any other business or activity whatsoever, and no Member shall be accountable to the Company or to any other Member with respect to that business or activity even if the business or activity competes with the Company's business. The organization of the Company shall be without prejudice to the Members' respective rights (or the rights of the respective Affiliates) to maintain, expand or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom. Each Member waives any rights the Member might otherwise have to share or participate in such other interests or activities of any other Member or the Member's Affiliates.

     5.6. Indemnification of Members. The Company shall indemnify a Member to the fullest extent allowed by law for any act performed by the Member with respect to Company matters, unless such act constitutes grossly negligent or reckless conduct, intentional misconduct or a knowing violation of law.

                                   Article VI
                Transfer of Interests and Withdrawals of Members

     6.1. Prohibition on Transfers. Except as set forth below in Section 6.2, no Member may Transfer all, or any portion of, or any interest or right in, the Membership Interest or Economic Interest owned by the Member, and the Company may not issue any additional Membership Interests or Economic Interests, unless approved in writing by the Majority Vote. Each Member hereby acknowledges the reasonableness of this prohibition in view of the purposes of the Company and the relationship of the Members. The attempted Transfer of any portion or all of a Membership Interest in violation of the prohibition contained in this Section
6.1 shall be deemed invalid, null and void, and of no force or effect, except any Transfer mandated by operation of law and then only to the extent necessary to give effect to such Transfer by operation of law.

     6.2. Permitted Transfers. In the event that a Member wishes to Transfer any or all of its Units, such Member must comply with the provisions of this Section
6.2. Any attempted Transfer in contravention of this Section 6.2 shall be null and void and of no effect, shall not bind or be recognized by the Company, and the Company shall not treat any alleged Transferee who receives Units pursuant to such a prohibited Transfer as the holder of such Units.

     6.2.1. Right of First and Last Refusal. If a Member (a "Selling Member") has received and wishes to accept a bona fide offer (the "Offer") for cash from a third party (the "Offeror") for all or part of such Selling Member's Units, the Selling Member shall give Notice thereof (the "Offer Notice") to each of the other Members and the Company. The Offer Notice shall state the portion of the Selling Member's Units that the Selling Member wishes to sell (the "Optioned Interest"), the price and all other material terms of the Offer, the name of the Offeror, and certification from the Selling Member affirming that the Offer is bona fide and that the description thereof is true and correct, and that the Offeror has stated that it will purchase the Optioned Interest if the rights of first refusal herein described are not exercised. Each of the Members other than the Selling Member (the "Non-Selling Members") shall have the right exercisable by Notice (an "Acceptance Notice") given to the Selling Member and the Company within twenty (20) days after receipt of the Offer Notice (the "Member First Refusal Period"), to agree that it will purchase up to 100% of its pro-rata portion of the Optioned Interest (as between the Non-Selling Members) on the terms set forth in the Offer Notice. If a Non-Selling Member does not submit an Acceptance Notice within the Member First Refusal Period, such Non-Selling Member shall be deemed to have rejected the offer to purchase any portion of the Optioned Interest, and the Non-Selling Members shall have the right to purchase their newly calculated pro rata share of the remaining Optioned Interest for an additional twenty (20) day Member First Refusal Period (this process shall automatically repeat itself, as applicable). If the Non-Selling Members do not in the aggregate exercise the right to purchase any or all of the Optioned
Interest by the expiration of the Member First Refusal Period(s), then the Selling Member shall provide an Offer Notice to the Company. The Company shall thereafter have the right, exercisable by Acceptance Notice given to the Selling Member within twenty (20) days following the Company's receipt of the Offer Notice (the "Company First Refusal Period"), to accept the offer to purchase the remaining Optioned Interest. Payment for the Optioned Interest shall be made in cash and the closing of the purchase of such Optioned Interest shall take place as promptly as practicable. If the Non-Selling Members and the Company do not in the aggregate exercise the right to purchase all of the Optioned Interest before the expiration of the Company First Refusal Period, then the portion of the Optioned Interest for which no Acceptance Notice was given may be sold to the Offeror (subject to the drag along rights and tag along rights set forth in this Section 6.2), at any time in the sixty (60) day period commencing on the date of the expiration of the Company First Refusal Period, but only upon the material terms set forth in the Offer Notice. If no such sale is completed in-such sixty
(60) day period, or any term of the Offer Notice is materially modified, then the provisions hereof shall apply again to any proposed sale of the Optioned Interest.

     6.2.2. Drag Along Rights. In the event that a Selling Member wishes to Transfer any or all of its Units, and the Non-Selling Members and the Company have not exercised their first refusal rights to purchase such Units as set forth above, then the Selling Member shall have the right (but not the obligation) to seek the Majority Vote to compel all Non-Selling Members to sell to the Offeror (a "Drag Along Sale") all of the outstanding Units held by the Non-Selling Members; provided that such Drag Along Sale is approved by the Majority Vote. In the event that the Selling Member and the Majority Vote elect to exercise the right to cause a Drag Along Sale, such Selling Member shall deliver Notice (a "Drag Along Sale Notice") to the Company, setting forth the consideration to be received in the Drag Along Sale and describing the other material terms and conditions of the Drag Along Sale, including the proposed closing date. Such Notice shall be delivered at least fifteen (15) days prior to the proposed closing date.

     6.2.3. Tag Along (Co-Sale) Rights. In the event that a Selling Member wishes to Transfer any or all of its Units, and the Non-Selling Members and the Company have not exercised their first refusal rights as set forth above, and the Drag Along rights have not been exercised, then the Non-Selling Members shall have the option of participating in the sale. The Non-Selling Members shall have the right, exercisable upon Notice to the Selling Member within twenty (20) days after the date of receiving the Offer Notice, to participate in the Selling Member's Transfer of the Optioned Interest in accordance with the terms and conditions set forth in the Offer Notice. If the Non-Selling Member(s) elects) to participate, then the number of Units which the Selling Member may sell pursuant to the transaction described in the Offer Notice shall be correspondingly reduced. The right of participation of each of the Non-Selling Members shall be subject to the following terms and conditions:

     (a) Each Non-Selling Member may sell all or any part of that number of Units equal to the product obtained by multiplying (i) the aggregate number of Units set forth in the Offer Notice by (ii) a fraction, the numerator of which is the number of Units at the time owned by such Non-Selling Member, and the denominator of which is the outstanding number of Units.

     (b) In the event a Selling Member should sell any Units in contravention of the co-sale rights of the Non-Selling Members under this Agreement, each Non-Selling Member, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option to put the applicable number of Units to the Selling Member on the same terms as provided in the Offer Notice. The Selling Member shall also reimburse each Non-Selling Member exercising the put option for any and all fees and expenses, including legal fees and costs, incurred pursuant to the exercise or the attempted exercise of the Non-Selling Member's rights under this Section 6.2.3.

     6.2.4. Securities Compliance. Any Transfer of any Units in the Company must be in compliance with any requirements imposed by any federal and state securities laws and regulations, and any attempted Transfer in contravention of any such state or federal securities laws or regulations shall be void and of no effect.

     6.2.5. Death of a Member.  Notwithstanding anything to the contrary in this
Section 6.2, for the avoidance of doubt, in the event of the death of a married Member, as a result of which the assets of such Member are to be inherited by or transferred to such Member's spouse, such Member's spouse shall immediately inherit the Membership Interest of the deceased Member as an Assignee.

     6.2.6. Requirements for Assignee to Become a Member. Provided the provisions of this Section 6.2 have been complied with, an Assignee shall be entitled to an Economic Interest, but shall have no other rights of a Member herein, unless and until all of the following conditions are first satisfied:

     (a) A duly executed and acknowledged written instrument of assignment is filed with the Company, specifying the Units being assigned and setting forth the intention of the Member and Assignee that the Assignee succeed to the Member's interest as a substitute Member;

     (b) The Assignee qualifies as an "Accredited Investor", as such term is defined under Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended;

     (c) The Member and Assignee shall execute and acknowledge any other instruments that any other Member deems necessary or desirable for substitution, including the written acceptance and adoption by the Assignee of the provisions of this Agreement;

     (d) Payment of a transfer fee to the Company, sufficient to cover all reasonable expenses connected with the substitution; and

     (e) Such Assignee is approved as a substitute Member by the unanimous vote of the Members, which election shall be in each Member's sole and absolute discretion.

The Company shall be entitled to treat the assignor as the absolute owner of the Units in all respects, and shall incur no liability for distributions, allocations of Profits or Losses, or transmittal of reports and Notices required to be given to Members which are made in good faith to the assignor, until Notice of the assignment has been given to the Company.

     6.3. Involuntary Withdrawal.

     6.3.1. "Involuntary Withdrawal" means, with respect to any Member, the occurrence of any of the following events:

     (a) the Member makes an assignment for the benefit of creditors;

     (b) the Member is bankrupt;

     (c) the Member files a petition seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state law;

     (d) the Member seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the Member's properties;

     (e) if the Member is an individual, the Member's death or adjudication by a court of competent jurisdiction as incompetent to manage the Member's person or property;

     (f) the retirement, resignation or expulsion of a Member in accordance with the terms of this Agreement;

     (g) if the Member is acting as a Member by virtue of being a trustee of a trust, the termination of the trust;

     (h) if the Member is a partnership or limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company;

     (i) if the Member is a corporation, the dissolution of the corporation or the revocation of its charter;

     (j)  if  the  Member  is  a  partnership,   limited  liability  company  or
corporation, a change in control of such entity, as reasonably determined by the Majority Vote;

     (k) if the Member is an estate, the distribution by the fiduciary of the estate's entire interest in the Company; or

     (1) if the Member files an action seeking a decree of judicial dissolution.

     6.3.2. Assignee After Involuntary Withdrawal. Immediately upon the occurrence of an Involuntary Withdrawal, the successor of the withdrawn Member shall thereupon become an Assignee Interest Holder of an Economic Interest but shall not become a Member. If the Company is continued as provided in Section 7.1.2, the Assignee Interest Holder shall have all the rights of an Economic Interest Holder but shall not have the right to vote or exercise any other rights of a Member unless and until the Assignee has satisfied the requirements set forth in Section 6.2.6.

                                   Article VII
             Dissolution, Liquidation and Termination of the Company

     7.1. Events of Dissolution. The Company shall be dissolved upon the happening of the first to occur of an event specified in the Act or any of the following events:

     7.1.1 upon the Majority Vote, as evidenced by a written agreement among the Members and the Company; or

     7.1.2  upon the  occurrence  of an event of  Involuntary  Withdrawal  under
Section 6.3.1, unless all of the remaining Members within ninety (90) days after the event unanimously elect to continue the business of the Company pursuant to the terms of this Agreement.

     7.2. Procedure for Winding, Up and Dissolution. If the Company is dissolved, the remaining Members shall wind up its affairs. On winding up of the Company, the assets of the Company shall be distributed, first to creditors of the Company, including Interest Holders who are creditors, in satisfaction of the liabilities of the Company, and then to the Interest Holders in accordance with Section 4.6 of this Agreement.

     7.3. Filing of Certificate of Cancellation. Upon completion of winding up of the affairs of the Company, the Members shall promptly file a Certificate of Cancellation of the Certificate of Incorporation with the Secretary of State of the State of Delaware. If there are remaining Members, such Certificate shall be filed by the last Person to be a Member. If there are no remaining Members, the Certificate shall be filed by the legal or personal representatives of the last Person to be a Member.

                                  Article VIII
                  Books, Records, Accounting and Tax Elections

     8.1. Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. Ckrush shall designate the financial institution at which each Company account will be opened and maintained. Ckrush shall be the Member having authority with respect to such accounts and the funds therein. No funds with respect to any business other than that operated by the Company shall be deposited in such accounts. Notwithstanding the foregoing, any check in excess of $500 requires the signature of an authorized representative of each of English Distribution and Ckrush.

     8.2. Maintenance of Books and Records.

     8.2.1. Books and Records. The Manager shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of transactions with respect to the conduct of the Company's business at the Company's principal place of business, with the bookkeeping function performed, and the financial statements of the Company prepared, by representatives of Ckrush. The books, records and financial statements of the Company shall include the following:

     (a) A current list of the full names and last known business, residence, or mailing addresses of all Members and Managers;

     (b) A copy of the Certificate of Formation, all certificates of conversion, and any other documents filed with the Department of State concerning the Company, together with executed copies of any powers of attorney pursuant to which any Certificate of Formation or certificates were executed;

     (c) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three (3) most recent years;

     (d) Copies of this Agreement and any financial statements of the Company for the three (3) most recent years;

     (e) Unless contained in the Certificate of Formation or this Agreement, a writing setting out:

     (i) The amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute;

     (ii) The times at which or events on the happening of which any additional Contributions agreed to be made by each Member are to be made; and

     (iii) Any events upon the happening of which the Company is to be dissolved and its affairs wound up.

     8.3. Right to Inspect Books and Records; Receive Information.

     8.3.1. Rights of Inspection. Each Member has the right upon reasonable request and for purposes reasonably related to the Interest of the Member of the Company, to do the following:

     (a) to inspect and copy during normal business hours any of the records required to be maintained by the Company under Section 8.2.1 of this Agreement; and

     (b) to obtain from the Company promptly after becoming available, a copy of the Company's federal, state and local income tax or information returns for each year.

The Company acknowledges that Ckrush, as a subsidiary of a public company, requires timely access to the books and records of the Company to allow Ckrush's ultimate parent company to fulfill its reporting requirements under the rules and regulations of the Securities and Exchange Commission. Accordingly, the Company agrees to make such books and records available to Ckrush on a timely basis.

     8.3.2. Other Information. The Company shall furnish to a Member, and to the legal representative of a deceased Member or Member under legal disability:

     (a) Without demand, information concerning the Company's business or affairs reasonably required for the proper exercise of the Member's rights and performance of the Member's duties under this Agreement; and

     (b) On demand, other information concerning the Company's business or affairs, except to the extent the demand or the information demanded is unreasonable or otherwise improper under the circumstances.

     8.3.3. Costs and Expenses. Unless otherwise expressly provided in this Agreement, the inspecting or requesting Member shall reimburse the Company for all reasonable costs and expenses incurred by the Company in connection with the inspection and copying of the Company's books and records and the production and delivery of any other books or records.

     8.4. Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be selected by the Majority Vote subject to the requirements and limitations of the Code.

     8.5. Title to Company Property. All real and personal property acquired by the Company shall be acquired and held by the Company in the Company's name.

                                   Article IX
                               General Provisions

     9.1. Assurances. Each Member shall execute all certificates and other documents and shall do all such filing, recording, publishing and other acts to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules and regulations relating to the acquisition, operation or holding of the property of the Company.

     9.2. Notifications. Any notice, demand, consent, election, offer, approval, request or other communication (collectively a "Notice'") required or permitted under this Agreement must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested or by reputable overnight courier. A Notice must be addressed to an Interest Holder at the Interest Holder's last known address on the records of the Company. A Notice to the Company must be addressed to the Company's principal office. A Notice delivered personally will be deemed given only when acknowledged in writing by the Person to whom it is delivered. A Notice that is sent by mail will be deemed given three (3) business days after it is mailed. A Notice that is sent by overnight courier will be deemed given one (1) business day after it is delivered to the overnight courier. Any party may designate, by Notice to all of the others, substitute addresses or addressees for Notices; and, thereafter, Notices are to be directed to those substitute addresses or addressees. Copies of notices to (i) English Distribution shall be sent to Joel I. Frank, Esq., Hartman & Craven LLP, 488 Madison Avenue, New York, New York 10022 and (ii) Ckrush shall be sent to Raymond W. Felton, Esq., Greenbaum, Rowe, Smith & Davis LLP, 99 Wood Avenue South, P.O. Box 5600, Woodbridge, New Jersey 07095

     9.3. Specific Performance. The Members recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any Member who may be injured shall be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

     9.4. Complete Agreement; Amendment. This Agreement constitutes the complete and exclusive statement of the agreement among the Members. It supersedes all prior written and oral statements, including any prior representation, statement, condition or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of all of the Members.

     9.5. Applicable Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

     9.6. Jurisdiction and Venue. Any suit involving any dispute or matter arising under this Agreement may only be brought solely and exclusively in the appropriate United States District Court in the Southern District of New York. All Members hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding. In the event of a dispute arising over this Agreement, the prevailing party in said dispute shall be entitled to payment of their reasonable attorney fees by the non-prevailing party.

     9.7. Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

     9.8. Binding Provisions. This Agreement is binding upon, and to the limited extent specifically provided herein inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

     9.9. Separability of Provisions. Each provision of this Agreement shall be considered separable and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     9.10. Counterparts; Facsimile. This Agreement may be executed simultaneously in two or more counterparts, by facsimile, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     9.11. Joinder of Additional Parties. When, and if, additional Members are admitted as Members of the Company, whether through the issuance of additional Interests or the Transfer of Interests, and the requisite number of Members consent to admit such Transferee as a Member, as a condition precedent to such issuance or Transfer, the recipient of each such issue or each Transferee to be a Member shall sign a counterpart signature page to this Agreement in the form attached as Exhibit D hereto and become a party to and be bound by this Agreement as if such Person or entity were an original party to this Agreement. Thereafter, this Agreement shall inure to the benefit of and be binding upon such Person, his or her spouse and their respective successors, heirs and permitted assigns.

     IN WITNESS WHEREOF, the parties have executed, or caused this Agreement to be executed on May 25, 2006 to be effective as of the date first set forth hereinabove.

MANAGER AND MEMBER:

ENGLISH DISTRIBUTION, LLC

By: /s/ Chester English
   --------------------
   Chester English
   Its: Manager


MEMBER:

CKRUSH ENTERTAINMENT, INC.

By: /s/ Jeremy Dallow
   ------------------
   Jeremy Dallow
   Its: President

                                    EXHIBIT A

                            CKRUSH DISTRIBUTION, LLC
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                               COMMON MEMBER LIST

NAMES AND ADDRESSES OF MEMBERS HAVING COMMON MEMBERSHIP UNITS

NAME                            TAXPAYER ID                   ADDRESS

English Distribution, LLC                             1109 South Congress Avenue
                                                      West Palm Beach, FL 33406


Ckrush Entertainment, Inc.                            336 West 37th Street
                                                      New York, New York 10018
                                                      Attn: Jeremy Dallow

Name, Contribution, Number of Units, Percentage and Date Admitted

NAME              CONTRIBUTION     NUMBER OF     PERCENTAGE         DATE
                                    COMMON                         ADMITTED
                                     UNITS

English           $240,000.00         50            50%           As of 1/1/06
Distribution,
LLC

Ckrush
Entertainment,    $120,000.00         50            50%           As of 1/1/06
Inc.